CENTER BANCORP, INC. AMENDS ITS
                       MERGER AGREEMENT WITH RED OAK BANK
                    TO ELIMINATE A PURCHASE PRICE CONTINGENCY

UNION, NJ -- (MARKET WIRE) -- 3/3/05 -- Center Bancorp, Inc. (NASDAQ: CNBC), the holding company for Union Center National Bank, and Red Oak Bank (OTC BB: ROBK), a state-chartered bank headquartered in Morristown, New Jersey, announced today that they have amended and restated the terms of the previously announced definitive merger agreement, dated December 17, 2004, providing for Center Bancorp to acquire Red Oak Bank.

      The principal purpose of the amendment was to eliminate a contingency relating to the calculation of the cash and stock consideration to be paid by Center Bancorp in the merger. Pursuant to the amended and restated merger agreement, each share of Red Oak stock will be converted into the right to receive either $12.06 per share in cash or 0.9227 of a share of CNBC common stock, at the election of the shareholder and subject to allocation provisions reflected in the merger agreement.

      Previously, the merger agreement provided that each share of Red Oak stock would be converted into the right to receive $12.35 per share in cash or 0.9449 of a share of CNBC common stock, subject to a potential reduction in the cash and stock to be received of up to $0.30 per Red Oak share. The extent of that reduction depended upon the resolution of a contingency relating to the termination of a Red Oak Bank data processing agreement. On February 28, 2005, Red Oak Bank entered into an agreement resolving this contingency.

      Consummation of the merger remains subject to customary conditions, including regulatory approval and the approval of Red Oak Bank's shareholders.

About Center Bancorp:

Center Bancorp, Inc. , through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates thirteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (2 locations), Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Union New Jersey Transit train station and in Union Hospital. The Bank also received recent approvals to install and operate two additional off-premise ATM locations in the Chatham and Madison New Jersey Transit Stations.

Union Center National Bank is the largest commercial Bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp, Inc. , visit our web site at http://www.centerbancorp.com.

Contact: John J. Davis, President and Chief Executive Officer, Center Bancorp at 908-206-2828 or Anthony Weagley, Vice President and Treasurer at 908-206-2886.

For additional information on Red Oak Bank visit www.redoakbank.com. Also contact: Dale G. Potter, Chairman & CEO at 973-451-9141 Ext. 301, Stephen T. Emr, President at 973-451-9141 Ext. 309

Center Bancorp plans to file a Registration Statement on SEC Form S-4 in connection with the merger and the parties expect to mail a Proxy Statement/Prospectus to shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT CENTER BANCORP, RED OAK, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Center Bancorp files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Center Bancorp at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. Center Bancorp's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http://www.sec.gov. Red Oak, its directors, executive officers and certain members of management and employees may be soliciting proxies from Red Oak's stockholders in favor of the adoption of the merger agreement. A description of any interests that Red Oak's directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus. This press release does not constitute an offer of any securities for sale.